UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

Gritstone bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38663	47-4859534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 300
Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 871-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRTSQ	N/A*

*

On October 22, 2024, the registrant’s common stock was suspended from trading on the Nasdaq Global Select Market. On October 22, 2024, the registrant’s common stock began trading on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “GRTSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing Agreement is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

DIP Financing Agreement

Gritstone bio, Inc., a Delaware corporation (the “Company”), has obtained an order of the Bankruptcy Court (as defined below) authorizing the Company to obtain post-petition financing in the form of a senior secured superpriority delayed-draw term loan facility (the “DIP Facility”) in the aggregate original principal amount of up to $25.0 million, subject to and in accordance with the terms and conditions set forth in that certain Senior Secured Super Priority Debtor-In-Possession Financing Agreement, dated as of November 13, 2024 (the “DIP Financing Agreement”), by and among the Company, the lenders from time to time party thereto (the “DIP Lenders”), and Future Solution Investments LLC, a Wyoming limited liability company, as administrative and collateral agent for the DIP Lenders. The proceeds of the proposed DIP Facility may be used, subject to the terms and conditions of the DIP Financing Agreement, to (a) pay fees and expenses related to the DIP Financing Agreement and the case commenced (the “Chapter 11 Case”) by the Company under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and (b) fund the operating expenditures and any other amounts owed by the Company consistent with the approved budget that arise in the ordinary course of the Company’s business and such other purposes permitted under the DIP Financing Agreement and orders approving thereof.

The DIP Financing Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the DIP Financing Agreement is qualified in its entirety by reference to such exhibit.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements regarding the ability of the DIP Financing to provide sufficient liquidity for the Company’s obligations during the Chapter 11 Case. These statements are based on management’s current expectations, and actual results and future events may differ materially due to risks and uncertainties, including, without limitation, risks inherent in the bankruptcy process, including the outcome of the Chapter 11 Case; the Company’s financial projections and cost estimates; the Company’s ability to raise additional funds during the Chapter 11 Case; the Company’s ability to sell any of its assets; the impact of the Chapter 11 Case on the listing of the Common Stock on the Nasdaq; and the effect of the Chapter 11 Case on the Company’s business prospects, financial results and business operations. These and other factors that may affect the Company’s future business prospects, results and operations are identified and described in more detail in the Company’s filings with the SEC, including the Company’s most recent Annual Report filed on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Senior Secured Super Priority Debtor-In-Possession Financing Agreement, dated as of November 13, 2024, by and among Gritstone bio, Inc., the lenders from time to time party thereto, and Future Solution Investments LLC, as administrative and collateral agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gritstone bio, Inc.

Date: November 15, 2024	By:	/s/ Andrew Allen
Andrew Allen President and Chief Executive Officer